UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2021

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Private Placement

On January 12, 2021, NeuroOne Medical Technologies Corporation (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell an aggregate of 12,500,000 shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”), and warrants to purchase an aggregate of 12,500,000 shares of Common Stock (the “Warrants”) at an aggregate purchase price of $1.00 per share of Common Stock and corresponding warrant, resulting in total gross proceeds of $12.5 million before deducting placement agent fees and estimated offering expenses. The Warrants have an initial exercise price of $1.75 per share. The Private Placement closed on January 14, 2021.

In connection with the Private Placement, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Company has agreed to file such registration statement within 30 days of the execution of the Purchase Agreement on January 12, 2021.

The Warrants are exercisable beginning on the date of issuance and will expire on the fifth anniversary of such date. Prior to expiration, subject to the terms and conditions set forth in the Warrants, the holders of such Warrants may exercise the Warrants for Warrant Shares by providing notice to the Company and paying the exercise price per share for each share so exercised or by utilizing the “cashless exercise” feature contained in each Warrant.

The Company expects to use the net proceeds from the Private Placement to pursue a proposed Nasdaq uplisting, accelerate research and development efforts, potentially advance a second commercial product launch in 2021, pending regulatory clearance, and other general corporate purposes. The Company has granted the Purchasers indemnification rights with respect to its representations, warranties and agreements under the Purchase Agreement. The foregoing summary description of the Warrants and Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the forms of Warrant and Purchase Agreement, which are attached as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated herein by reference.

This Current Report on Form 8-K, Exhibits 99.1 and 99.2 hereto contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibits 99.1 and 99.2 and in the other reports of the Company filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company issued shares of its Common Stock and Warrants to the Purchasers, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchasers. The shares of Common Stock, Warrants, and Warrant Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Warrants, shares of Common Stock or any other securities of the Company.

Item 8.01	Other Events.

On January 12, 2021, the Company issued a press release announcing the entry into the Purchase Agreement, and on January 14, 2021, the Company issued a press release announcing the closing of the Private Placement. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Form of Warrant.
10.1*	Form of Purchase Agreement.
99.1	Press Release dated January 12, 2021.
99.2	Press Release dated January 15, 2021.

*	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules and exhibits to this agreement is as follows: Exhibit A: Schedule of Purchasers; Exhibit B: Form of Warrant; Exhibit C: Selling Stockholder Questionnaire; and Exhibit D: Form of Lock-Up.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

Dated: January 15, 2021	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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